Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-87874) on Form S-8 of our report dated June 23, 2016 appearing in the annual report on Form 11-K of The Delaware County Bank & Trust Company Employee 401(k) Retirement Plan for the year ended December 31, 2015.

/s/ Plante & Moran, PLLC
Columbus, Ohio
June 23, 2016

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-87874) of DCB Financial Corp of our report dated June 29, 2015 with respect to the statement of net assets available for benefits of The Delaware County Bank & Trust Company Employee 401(k) Retirement Plan, as of December 31, 2014, the related statement of changes in net assets available for benefits for the year then ended which report appears in the December 31, 2015 annual report on Form 11-K of The Delaware County Bank & Trust Company Employee 401(k) Retirement Plan.

/s/ Clark, Schaefer, Hackett & Co.
Columbus, Ohio
June 23, 2016